As filed with the Securities and Exchange Commission on August 28, 2008

Registration No. 333-152678

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO 1. TO FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NEW MILLENNIUM PRODUCTS

(Name of registrant as specified in its charter)

Wyoming

2844

26-0846965

(State or Jurisdiction of

Primary SIC Code

(IRS Employer

incorporation or organization)

Identification No.)

300 Market Street, Suite 130-13

Learned J. Hand, President

           Chapel Hill, North Carolina 27516

300 Market Street, Suite 130-13

                    (919) 370-4408

Chapel Hill, North Carolina 27516

(919)  370-4408

(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

(Name, address, including zip code, and telephone

number, including area code, of agent for service

copy to:

Jehu Hand, Esq.

Hand & Hand, a professional corporation

24351 Pasto Road Suite B

Dana Point, California 92629

(949) 489-2400

facsimile (949) 489 0034

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

CALCULATION OF REGISTRATION FEE

Proposed Maximum

Proposed Maximum

Title of Each Class of

Amount to

Offering Price

Aggregate

Amount of

Securities to be Registered

Be Registered

Per Share(1)

Offering Price

Registration Fee

Common Stock offered by

  Selling Shareholders

800,000

$

.10

$

80,000

$

3.14

Total

800,000

$

80,000

$

3.14

(2)

(1)

Estimated solely for purposes of calculating the registration fee.  The proposed maximum offering price per share is based upon the expected public offering price of $.01 per share pursuant to Rule 457(a).  The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.

(2)

Filing fee of $3.14 paid with initial filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

NEW MILLENNIUM PRODUCTS

800,000 Shares of Common Stock

The 800,000 shares of common stock of New Millennium Products, a Wyoming corporation  ("New Millennium Products") are offered by the selling stockholders.  The expenses of the offering, estimated at $8,000, will be paid by New Millennium Products.  New Millennium Products will not receive any proceeds from the sale of shares by the selling stockholders.  There is currently no trading market for the common stock.  Certain of the selling stockholders which were promoters or affiliates of New Millennium Products may be deemed to be underwriters.

The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers in this offering to resell their shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Purchase of these securities involves risks.  See "Risk Factors" on page 3.

Initial Offering Price(1)

Sales Commissions

Total to Selling Stockholders

Per share

$.10

(2)

$.10

Total

$80,000

(2)

$80,000

(1)

The shares will be offered at the Initial Offering Price until such time, if any, that the common stock is trading or listed on a public market, at which time the common stock will be offered at market prices.  The Initial Offering Price of $.10 was determined by negotiations between New Millennium Products and the selling stockholders.

(2)

New Millennium Products will not receive any proceeds from this offering.  No person has agreed to underwrite or take down any of the securities.  For sales on any trading market, sales commissions will be limited to those paid in similar market transactions.  For private sale transactions, no sales commission can be paid.  There is no minimum amount of securities which may be sold.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The date of this prospectus is August  ____, 2008.

PROSPECTUS SUMMARY

The following is intended to be a summary of the most important aspects of our business.

New Millennium Products

New Millennium Products was organized to develop and market consumer products focusing on personal care.

We have not yet enjoyed any revenues. We are newly organized and are in the process of developing our products. Our first product is based on a chemical formulation which, we believe,  restores and rejuvenates hair, skin, leather and fur. We intend to market the hair and skin products under a cosmetics division and the leather and fur products under another division and trade name. We are currently developing manufacturing methodology and developing our marketing plan. We hope to have our first products available for limited sale by the end of 2008.

New Millennium Products does not intend to acquire any other business or enter into any other business combination.

Our address is 300 Market Street, Suite 130-13,   Chapel Hill, North Carolina 27516 and our telephone number is (919) 370-4408.

The Offering

The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

Securities Offered:

800,000 shares of common stock.

Initial Offering Price

$.10 per share.

Offering Period:

Until [12 months from effective date]

  Risk Factors

The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment.

Common Stock Outstanding(1) Before Offering:

10,800,000(1) shares

Common Stock Outstanding After Offering:

10,800,000(1) shares

(1)

Based on shares outstanding as of July 31, 2008.  Does not include up to 1,000,000 shares issuable under the 2007 Stock Option Plan.  No options have been granted under the 2007 Stock Option Plan.

Risk Factors

The securities offered hereby are highly speculative and very risky.  Before you buy consider the following risk factors and the rest of this prospectus.

RISK FACTORS

The shares are a speculative investment and very risky.  You should especially consider the following risk factors.

We are still in the development stage.

New Millennium Products's activities have been limited.  We have not received any revenues or income related to our business through March  31, 2008.  Our cumulative losses since inception are $1,769.  There can be no assurance that New Millennium Products will be able to develop and market its products.  New Millennium Products is in need of approximately $300,000 in funding to carry out its business plan for the next 12 months for research and development, marketing costs and general and administrative expenses.  The terms of any offering to raise this capital infusion have not been determined.  As a result of the significant operating expenses related to start up operations, operating results will be adversely affected if significant sales do not materialize, whether due to competition or otherwise.  There can be no assurance that New Millennium Products will be able to obtain required funding, nor that it will be able to grow in the future or attain profitability.  There can be no assurance that New Millennium Products will be able to implement its business plan in accordance with its internal forecasts or to a level that meets the expectations of investors.

Our chemical formulation is not protected by patents at this time, so others could copy our products.

Our current proposed product is based on a chemical formulation that is not currently patented at this time. We are relying on trade secret protection and this means that, unless we obtain patent protection, that others including competitors may copy our products based on this formulation.  We are reviewing whether our formulation is patentable and whether trade secret protection will be sufficient. Any patent application will require the use of funds we could employ in our business. Even if we obtain patent protection, competitors may still copy our products and we would then have to incur significant costs in patent litigation.  In summary, there exists a level of uncertainty regarding our ability to compete against competitors who copy our products.

If we do not find appropriate personnel for administrative, sales and product development, we will not be able to develop and market our proposed products.

Currently our only employee is our officer and director. This individual, Learned Hand, has no experience in consumer personal care products. In order for New Millennium to succeed, it will be required to locate technical and scientific personnel to complete development of our product, personnel to design packaging and marketing materials, and to locate personnel to assist in marketing and selling the product. New Millennium will also need to  build administrative capability to manage billing, purchasing, human resources and other matters. New Millennium may be able to outsource all or part of these activities to outside contractors, but has not identified any specific persons or companies which will enable it to carry out these activities. The costs of personnel or outside contractors may be substantial.

Our auditors have rendered a going concern emphasis opinion on our financial statements.

Our auditors have expressed concern as to the uncertainties in our business which raise substantial doubt about our ability to continue as a going concern.  If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Penny stock rules could make it hard to resell your shares.

New Millennium Products's common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board, a quotation medium for subscribing members, or the Pink Sheets LLC.  The OTC Bulletin Board and the Pink Sheets LLC may not accept the application of any market maker to initiate quotations in our common stock.  Consequently, the liquidity of New Millennium Products's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of New Millennium Products, and lower prices for New Millennium Products's securities than might otherwise be attained.

In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers in this offering to resell their shares.

ADDITIONAL INFORMATION

New Millennium Products has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C.  20549.  This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to New Millennium Products and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates during regular business hours.  You can call the Commission at (202) 551-8090 for further assistance or information.

New Millennium Products is required to file reports and other information with the Commission.  All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  The address of such site is http://www.sec.gov.  In addition, New Millennium Products intends to make available to its shareholders annual reports, including audited financial statements and such other reports as New Millennium Products may determine.

DIVIDEND POLICY

New Millennium Products has not paid any dividends on its common stock.  New Millennium Products currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

MARKET PRICE OF COMMON STOCK

Our common stock has never been traded.  As of July 31, 2008, there were 43 record holders of common stock.

There are no warrants or options outstanding and no registration rights have been granted.  At the present time 10,800,000 shares are outstanding, including 800,000 which have been registered for resale via this prospectus.  These 800,000 shares are not currently eligible for resale under Rule 144.  In addition, New Millennium Products has reserved for issuance 1,000,000 shares of common stock to members of the Board of Directors, employees, consultant and others under the 2007 Stock Option Plan.

PLAN OF OPERATION

We have not received revenues from operations through June 30, 2008.  Until we receive funding from outside sources, such as debt or equity financing, our operations will be limited by the financial resources that can be provided by officer’s personal loans.

New Millennium Products will require approximately $300,000 in cash over the next twelve months to effect is business plan.  We expect to obtain this cash from the proceeds of one or more private or public offerings, or from loans from our officer or other shareholders. This officer has indicated that he is financially able to loan up to $300,000. We do not expect to carry out any private or public offerings until such time as our common stock is publicly listed. Therefore, our officer will likely be providing all required funds until that time.  Any funds will be loaned at a rate of 8% interest and will be repayable out of the proceeds of any offering.

The following sets forth the approximately amounts needed for each category of expenses:

Marketing, advertising and promotion

$

120,000

Product development

100,000

General and administrative expenses

80,000

    Total

$

300,000

New Millennium Products intends to follow these milestones in developing its business over the next 12 months. Delays in  implementation of our 12-month business  plan may arise due to our lack of experience in operating a consumer care products company or our lack of in house personnel.

Product development will be primarily conducted by independent contractor scientific personnel, and will be oriented toward determining the most cost effective means of manufacturing our products in commercial quantities. We also will be developing the carrier base for our formulation. For example, for a face cream, the formulation could be mixed with natural oils, glycerin and/or emulsifiers and with a light fragrance.  We have not entered into any agreements with any specific scientific personnel.  New Millennium Products is located in Chapel Hill, North Carolina, the home of the University of North Carolina – Chapel Hill. The Chapel Hill area enjoys a large base of scientific personnel who can assist us in our scientific needs. We have identified qualified scientists and technicians, but these individuals will not be available (due to existing commitments) until the fall of 2008. The initial product development phase of our business will be complete, we believe, by the end of calendar 2008, and we intend to have a product ready for  test marketing by early 2009.

Marketing, advertising and promotion can begin in the first quarter of 2009. Initially we will be test marketing in regional markets. These costs will include preliminary packaging design, promotional events and trade show presentations. If our preliminary products are accepted, or if they are acceptable subject to the modifications developed in test marketing, we then will be able to finalize final design of our products.  We intend to then (beginning in the second half of calendar 2009)  market primarily through infomercials and direct marketing (mail or internet advertising).

General and Administrative Expenses, consisting of salaries ($3,000), legal (about $500), accounting  ($1,000) and office expenses  ($2,000) will commence to be expended commencing in September  2008 at about $6,500 per month.  (All these amounts are estimates.) The officer is deferring salary at this time. We intend to hire a Chief Operating Officer in North Carolina as soon as possible, and will also hire part time clerical help.

We do not have any agreements or understandings with respect to sources of capital other than the proposed loan by our officer.  We have not identified any potential sources.  We probably will need to raise additional funds at the end of 12 months. Our plan is to carry out an offering as soon as we can obtain a trading symbol.

Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

Since we have not yet generated any revenues, we are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7.  Our activities to date have been limited to seeking capital; investigation of potential  manufacturing costs, and development of a business plan.  Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds.  We do not believe that conventional financing, such as bank loans, is available to us due to these factors.  We have no bank line of credit available to us.  Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to effect our business plan.

Our future operating results are subject to many facilities, including:

o     our success in developing our products and in marketing them;

o     our ability to attract qualified scientific and managerial personnel;

o     the effects of competition from other rejuvenation products;

o     our ability to obtain additional financing; and

o     other risks which we identify in future filings with the SEC.

Any or all of our forward looking statements in this annual report and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this prospectus.

BUSINESS

Background

We were incorporated in Wyoming on August 22, 2007 to develop and market consumer products. For our first offering of products, we intend to use a chemical formulation developed by management applicable to restoration and rejuvenation of hair, skin, leather and fur. The formulation is currently protected only by trade secret and is not patented. We have not yet determined whether patent protection is appropriate.  Since incorporation we have been developing our business plan and have been investigating the commercial manufacture of the chemical formulations. Our plan is, by the end of calendar 2008, to  identify the most efficient way to manufacture the formulation. In early 2009 we hope to: obtain one or more contract manufacturers; design packaging; and engage in test marketing. We hope to market our proposed products initially through infomercials and direct marketing commencing in the second half of  2009.

General

The two markets for our formulations are for  hair and skin (the so-called “cosmeceuticals” market) and for leather or fur. Hair and skin are both part of the epidermis, the largest organ in the human body. Both are subject to the same environmental stresses. Leather and fur are simply the preserved, non-living counterparts of skin and hair, and subject to degradation in quality. The consumer product will be obviously quite different for the two markets, as will our marketing. However, the active ingredients in these products will work under the same scientific principles.

Most cosmeceuticals consist of one or more active ingredients combined with oils, glycerin or other compounds as a carrier together with emulsifiers, exfoliants, perfumes and thickeners. Common ingredients which have a scientific basis for skin restoration include anti-oxidants such as alpha lipoic acid, green tea, and Retinol. Antioxidants neutralize free radicals, which break down skin cells and cause wrinkles.  Other ingredients in cosmeceuticals can hydrate the skin and improve feel and appearance. In management’s opinion, however, , most cosmeceutical  ingredients seem to be chosen more for  marketing considerations than any scientific evidence as to their efficacy. For example, our competitors market skin creams featuring carrots, avocados, peaches, honey, and other natural products. We are not aware of any significant body of scientific research to that shows the benefit of these ingredients to human skin. Its likely there are very few ingredients that have not been tried to rejuvenate skin.   The American public (overwhelmingly women) spends  billions of dollars a year on skin care products. A 2004 Fredonia report estimates the US market for cosmeceuticals to attain $11 billion by 2008.  (New Millennium Products has no connection to Fredonia.) The Food and   Drug Administration does not regulate the market for cosmetics, and manufacturer’s claims are not required to be supported by any scientific evidence.

The leather and fur restoration products currently on the market are even less sophisticated and rely on traditional leather care ingredients.

Our product works on the skin by reversing glycation.  Glycation is a scientific term that refers to the coupling of proteins, nucleic acids and lipids caused by  interaction with glucose and other sugars. Glycation is observed in foods, for example, in browning as a result of cooking. Heat tends to accelerate chemical reactions, so cooking resulting in rapid glycation of the food’s surface—but a similar process to cooking occurs on skin, hair, leather, and fur, just really slowly. Glycation within the human body  is understood  by some scientific studies to be a contributing factor to a host of diseases. Glycation dehydrates the skin,  changes its structure, and causes wrinkles because it decreases tissue flexibility.  Our product reverses glycation by uncoupling the cross links, and thereby restores the skin’s flexibility, moisture retaining ability and appearance.  We have not conducted any scientific trials on our products, but may do so in the future. Our belief in the efficacy of our products is based on the scientific basis for the product—in other words, it should work based on the principles of chemistry—and upon internal testing conducted by management or under the supervision of management. We tested old leather and fur, and we observed significant improvement in appearance. The cost of our testing was not material.  We are also developing formula for our own carrier ingredients to include in the various applications.

Marketing.

We have chosen direct marketing, such as infomercials, for our products as we believe it is the quickest way to get our product to market. Because management believes that our products will really work, we believe that word of mouth and anecdotal support will enable us to enter the conventional retail market. The retail market is dominated by the larger cosmetics firms and finding shelf space can be very expensive. New Millennium Products will not have the capital resources to break into the conventional retail market until it has obtained some consumer acceptance.  We also plan to attend  industry trade shows. We are open to a joint marketing agreement or licensing of our product to an established company in the cosmetics business, and believe that the trade show venue could be an effective way of marketing our product on the wholesale level.

Intellectual Property

Our formulations are protected by trade secret. We have not obtained any patent protection on our formulations and we do not currently plan tofile for any patent protection..  We have not trademarked any name for use with respect to our retail products at this time.  We regard our proprietary rights  and similar intellectual property as important to our success.  Policing any trade secret or trademark violation, especially outside the United States, could be problematic.   In addition  there can be no assurance that other parties will not assert infringement claims against us in the future.  We may be subject to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the intellectual property rights of third parties by us.  Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.  In addition, parties making these claims may be able to obtain an injunction, which could prevent us from operating.  Any of these results could harm our business.

Competition

There are innumerable firms engaged  in the leather care and cosmeceuticals business, including several large multinational firms. The industry is characterized by low barriers to entry whilst there is severe competition for retail shelf space. Almost all of our competitors will have greater financial and marketing resources than we do. We hope to compete based on a superior product, although there can be no assurance that our products will be favorably viewed.

Employees; Facilities

We have no employees other than our officer, who provides a limited amount of office space at no cost. We are looking for production and warehousing space in the Chapel Hill, North Carolina area. We believe we will not encounter difficulty in finding appropriate facilities.

Legal Proceedings

New Millennium Products is not a party to any pending legal proceeding.

MANAGEMENT

Directors and Executive Officers

The member of the Board of Directors of New Millennium Products serves until the next annual meeting of stockholders, or until their successors have been elected.  The officer serves at the pleasure of the Board of Directors.  The following are the directors and officers of New Millennium Products.

Mr.  Hand has been President and Chief Executive Officer of New Millennium Products since its inception on August 22, 2007.  He devotes 80% of his time to New Millennium Products. Mr. Hand has also been Chief Executive officer and a  director  of Wellstone Filters, Inc. since  March  2000  and Acting Chief Financial Officer of Wellstone Filters, Inc. since September, 2006.  Wellstone Filters holds the patented technology for a cigarette filter believed to remove some carcinogens. Wellstone Filters developed and marketed Wellstone brand cigarettes until 2006.  From March 2000 to December  2003  he  was  employed by Warren  Pharmaceuticals, Inc. as its Vice President - Chief Operating  Officer. Warren Pharmaceuticals is a privately held biotech company which has developed erythropoietin derivatives  to treat strokes, spinal cord injuries, heart attacks, and acute macular edema. From January  2000 to December 2003 he was Executive Director of the Kenneth S. Warren Institute,  a  non-profit medical research facility.  In 1999 he founded HFC, a private seed venture  capital  corporation, which has made many internet and biotechnology related investments and  was a  founder  of  Medibuy.com.   From 1994 to 1999, he served as Vice President  at  Morgan  Stanley  Dean Witter.  He has a BA cum laude from Amherst College.

.

Executive Compensation

The following table sets forth the cash and all other compensation of New Millennium Products's executive officers and directors during each of the last three fiscal years.  The remuneration described in the table includes the cost to New Millennium Products of any benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of New Millennium Products's business.  The executive officers named below did not receive any manner of compensation in the years set forth below.

Until we obtain funding, officers are devoting most of their time to other employment and are serving without compensation.  Following funding we expect that the aggregate monthly compensation for management will be $400.

Summary Compensation Table

ANNUAL COMPENSATION

LONG TERM COMPENSATION

Name and

Other Annual

Awards

Payouts

All

Principal Position

Year

Salary

Bonus

Compensation

Other

Restricted

Securities

 LTIP

Compensation

Stock

Underlying

Payouts ($)

Awards ($)

Options SARs(#)

 Learned J. Hand

2008

$0

0

0

0

0

0

0

  President and CFO

New Millennium Products, by resolution of its Board of Directors and stockholders, adopted a 2007 Stock Option Plan (the "Plan") on August 22, 2007.   The Plan enables the Company to offer an incentive based compensation system to employees, officers and directors and to employees of companies who do business with the Company.

In the discretion of a committee comprised of non-employee directors (the "Committee"), directors, officers, and key employees or employees of companies with which we do business become participants in the Plan upon receiving grants in the form of stock options or restricted stock.  A total of 1,000,000 shares are authorized for issuance under the Plan, of which no shares are issued.  The Company may increase the number of shares authorized for issuance under the Plan or may make other material modifications to the Plan without shareholder approval.  However, no amendment may change the existing rights of any option holder.

Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan.  However, shares with respect to which a stock appreciation right has been exercised may not again be made subject to an award.

Stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant

(110% as to any 10% shareholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant.  Restricted stock may not be granted under the Plan in connection with incentive stock options.

Stock options may be exercised during a period of time fixed by the Committee except that no stock option may be exercised more than ten years after the date of grant or three years after death or disability, whichever is later.  In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, shares of Common Stock or by delivery or recourse promissory notes or a combination of notes, cash and shares of the Company's common stock or a combination thereof.  Incentive stock options may only be issued to directors, officers and employees.

Stock options may be granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO").  If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld as payment for withholding taxes.  An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

Stock appreciation rights and/or restricted stock may be granted in conjunction with, or may be unrelated to stock options.  A stock appreciation right entitles a participant to receive a payment, in cash or common stock or a combination thereof, in an amount equal to the excess of the fair market value of the stock at the time of exercise over the fair market value as of the date of grant.  Stock appreciation rights may be exercised during a period of time fixed by the Committee not to exceed ten years after the date of grant or three years after death or disability, whichever is later.  Restricted stock requires the recipient to continue in service as an officer, director, employee or consultant for a fixed period of time for ownership of the shares to vest.  If restricted shares or stock appreciation rights are issued in tandem with options, the restricted stock or stock appreciation right is canceled upon exercise of the option and the option will likewise terminate upon vesting of the restricted shares.

PRINCIPAL SHAREHOLDERS

The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (i) each person known by New Millennium Products to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of New Millennium Products' directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered.  Unless otherwise noted below, New Millennium Products believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Percentage

Percentage

Name and Address

Common Stock

Before Offering

After Offering

Learned Jeremiah Hand(1)

9,000,000

83.3%

83.3%

Jehu Hand

24351 Pasto Road #B

Dana Point, California 92629                                1,020,000

9.4%

9.3%

All officers and directors

  as a group (1 person)

9,000,000

83.3%

83.3%

(1)

The address of this person is c/o the Company.

 Includes 9,000,000 shares held by a family trust. The beneficiaries of this trust are the minor children of Mr. Hand.

(2)

Includes 500,000 shares held by a family limited partnership for which a corporation controlled by Mr. Hand  is general partner. The limited partners are the children of Jehu Hand. Also includes 500,000 shares held by a pension plan of which Mr. Hand is a beneficiary, and 20,000 shares held by Arrakis Financial, Inc.

SELLING STOCKHOLDERS

The shares of common stock of New Millennium Products offered by the Selling Stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. Selling Stockholders acquired their shares in a2008  private placement at a price of $.005 per share paid in cash.  It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock.  Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering.  The relationship, if any, between New Millennium Products and any Selling Stockholder is set forth below. Should any successor to any Selling Stockholder wish to sell the shares under this Prospectus, New Millennium will be required to file a prospectus supplement covering those shares.

Shares Beneficially

Percentage

Owned

Total Shares

Name and Address

and Being Offered

After Offering

Marion Parks

20,000

6091 Campus Box

Pittsboro, NC 27312-9405

Sandra Parks

20,000

6091 Campus Box

Pittsboro, NC 27312-9405

Amy C. Butcher

20,000

1273 Dewitt Smith Rd.

Pittsboro, NC 27312

Tommy Butcher

20,000

1273 Dewitt Smith Rd.

Pittsboro, NC 27312

Ben Hoskins

20,000

3027 E. Sunset Rd., #201

Las Vegas NV 89701

Steve Candelori

20,000

PO Box 5177

Chapel Hill, NC 27514

Aliaksandr Sasnouski

20,000

Logoisky Trakt 9-39

Minsk, Belarus

Randall Peterson

20,000

24 Calle de La Luna

San Clemente, CA 92673

Carlis Atkins

20,000

978 Walter Bright Rd.

Sanford, NC 27330

Sandra Williams

20,000

PO Box 1176

Pittsboro, NC 27312

William Rives

20,000

9160 NC Highway 902

Siler City, NC 27344

Steven Ray Briggs

20,000

6 South Park

Chapel Hill, NC 27312

Sarah Sherrick

20,000

1061 Vernie Phillps Rd.

Bear Creek, NC 27207

William Sherrick

20,000

1061 Vernie Phillps Rd.

Bear Creek, NC 27207

Anahuac Management(2)

20,000

Pushikinska 20-3

Kiev, Ukraine

Duluth Venture Capital Partners, LLC(1)

20,000

275 Palm Beach, PO Box 43

Jolly Harbour, Antigua

Arrakis Financial, Inc.(3)

20,000

Calle Manuel 7 Suite 2

Panama, Panama

Olivia Hand

20,000

24351 Pasto Rd., #B

Dana Point, CA 92629

Esthetics World(4)

20,000

Avenida #3

Bocas Del Toro, Panama

Michael Wheely

20,000

5710 Jasper Rd.

Burlington, NC 27012

William Murphy

20,000

62 Old Saddle River Road

Siler City, NC 27344

Janis Overland

20,000

301 Chimanes Lane

Chapel Hill, NC 27517

Mark Poteat

20,000

55 Bank Street

Chapel Hill, NC 27516

Jennifer Poteat

20,000

55 Bank Street

Chapel Hill, NC 27516

Howard Ho

20,000

100 Village Circle Way #490

Durham, NC 27313

Sung Ho

20,000

100 Village Circle Way #490

Durham, NC 27313

Anne Potts

20,000

58 Renaissance Road

Raleigh, NC 27411

Mary Mitchell

20,000

1701 Fairview Drive

La Canada, CA 91009

Mikael Doyle

20,000

7411 Raster St.

Los Angeles, CA 91672

Blair Kruegar

20,000

701 Fay

La Jolla, CA 92037

Derek Moy

20,000

23495 Old Lystra Rd.

Carrboro, NC 27515

Stuart Granger

20,000

695 Hayes Rd.

Chapel Hill, NC 27516

Martin Satcher

20,000

250 Market Street

Chapel Hill, NC 27516

Debra Sanchez

20,000

250 Market Street

Chapel Hill, NC 27516

Brad Mitchner

20,000

Box 40 Old Highway 54

Graham, NC 27516

Melissa Mitchner

20,000

Box 40 Old Highway 54

Graham, NC 27516

Larry Hodges

20,000

564 Anandale Drive

Chapel Hill, NC 27517

Barbara Hodges

20,000

564 Anandale Drive

Chapel Hill, NC 27517

William Wilkinson(1)

20,000

275 Palm Beach, PO Box 43

Jolly Harbour, Antigua

Yuiry Semenov(2)

20,000

Pushikinska 20-3

Kiev, Ukraine

         TOTAL

800,000

(1)Mr. Wilkinson controls Duluth Venture Capital Partners LLC.

(2) Mr. Semenov controls Anahuac Management.

(3) Controlled by Jehu Hand.

(4) Controlled by Karen E. Campo.

* None

PLAN OF DISTRIBUTION

New Millennium Products intends to apply to have its shares of common stock registered on the OTC Bulletin Board.   Application for the OTC Bulletin Board can be made only upon effectiveness of the registration statement of which this Prospectus is a part. New Millennium Products anticipates once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any market created. The prices the selling stockholders will receive will initially be $.10 per share until the shares are trading on a market such as the OTC Bulletin Board, and thereafter  will be determined by the market conditions.  Selling stockholders may also sell in private transactions.  New Millennium Products cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions.  New Millennium Products does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares. Selling Stockholders may also sell in private transactions, at privately negotiated prices, but no sales commissions may be paid for effectuating private transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker,-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. New Millennium Products understands that it is the position of FINRA that such sales commissions or discounts should not exceed 5% of the gross offering price at which the selling stockholders sell their shares.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of New Millennium Products common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase New Millennium Products common stock.

Jehu Hand, who is a shareholder, is a principal of Jackson, Kohle & Co., a FINRA broker dealer.  Jackson, Kohle does not make markets in any securities and will not participate in this offering.  Jackson, Kohle has not reviewed the contents of this prospectus.

New Millennium Products will bear all costs of the offering in registering the shares but will bear no selling expense cost.  The costs of the offering are estimated at $8,000.  This includes $500 which will be due to a law firm of which Mr. Hand is a shareholder for providing a legal opinion as to the validity of the securities offered hereby.  Mr. Hand has indicated that his firm will furnish the opinion at no charge and therefore the cost of this opinion will be treated as a contribution to the capital of the corporation. New Millennium Products will use its best efforts to update the registration statement and maintain its effectiveness for one year.

CERTAIN TRANSACTIONS

On incorporation, we issued 9,000,000 shares of common stock for cash of $500 to our officer and director, and 1,000,000 shares to the brother of our officer and director for incorporation costs of $250.  This individual transferred 500,000 shares to a family limited partnership.

DESCRIPTION OF SECURITIES

Common Stock

New Millennium Products's Certificate of Incorporation authorizes the issuance of an unlimited number of shares of common stock, no par value per share, of which 10,800,000 shares were outstanding as of July 31, 2008.  New Millennium Products intends to sell additional shares of common stock at this time, but has not entered into any negotiation or agreements with any person.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of New Millennium Products, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock.  Holders of common stock have no preemptive rights to purchase New Millennium Products's common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting.  Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

New Millennium Products's Certificate of Incorporation authorizes the issuance of an unlimited number of shares of preferred stock, no par value, of which no shares of Preferred Stock are outstanding.

New Millennium Products's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.  New Millennium Products considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise.  If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in New Millennium Products's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities.  Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock.  Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock.  The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance.  Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to New Millennium Products's common stock or any other series of preferred stock which New Millennium Products may issue.  The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of New Millennium Products.

New Millennium Products intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

The transfer agent for the common stock is Stalt, Inc., Menlo Park, California.

INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the Shares offered hereby will be passed upon for New Millennium Products by Hand & Hand, a professional corporation, Dana Point, California.  The principal of Hand & Hand, Jehu Hand,  beneficially owns 1,020,000 shares of common stock.

EXPERTS

The audited financial statements of New Millennium Products included in this Prospectus as of March 31, 2008  have been audited by The Blackwing Group LLC,   independent certified public accountant, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION

New Millennium Products has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Business Act.  Under New Millennium Products's articles of incorporation, and as permitted under the Wyoming General Business Act, directors are not liable to New Millennium Products or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to New Millennium Products or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve New Millennium Products or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of New Millennium Products where indemnification will be required or permitted.  New Millennium Products is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of New Millennium Products pursuant to the foregoing provisions, or otherwise, New Millennium Products has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by New Millennium Products of expenses incurred or paid by a director, officer or controlling person of New Millennium Products in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, New Millennium Products will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

New Millennium Products (A Development Stage Company)

300 Market Street, Suite 130-13

Chapel Hill, North Carolina 27516

We have audited the accompanying balance sheet of New Millennium Products (A Development

Stage Company) as of March 31, 2008, and the related statements of operations, stockholders’

equity and cash flows from inception (August 22, 2007) through March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting

Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the

Company’s internal control over financial reporting. Accordingly, we express no such opinion.

An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of New Millennium Products as of March 31, 2008, and the results of its operations and its cash flows for the period then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in

Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC

Issuing Office: Independence, MO

May 27, 2008

NEW MILLENNIUM PRODUCTS

[A Development Stage Company]

BALANCE SHEETS

ASSETS

(Unaudited)

June 30,

March 31,

2008

2008

Current assets:

Cash

$

481

$

481

Total current assets

481

481

Total assets

$

481

$

481

LIABILITIES AND STOCKHOLDERS’ (EQUITY)

Current liabilities:

Accounts payable-related party

$

1,500

--

Total liabilities

1,500

--

STOCKHOLDERS' DEFICIT:

Preferred Stock, no par value, unlimited

number of shares authorized,

no shares issued and

outstanding

--

--

Common stock, no par value, unlimited

number of shares authorized,

10,000,000 shares issued and

outstanding

750

750

Deficit accumulated during

development stage

(1,769)

(269)

Total stockholders' equity (deficit)

(1,019)

481

Total liabilities and stockholders’ equity

$

481

$

481

The accompanying notes are an integral part of this financial statement.

NEW MILLENNIUM PRODUCTS

[A Development Stage Company]

STATEMENT OF OPERATIONS

FROM INCEPTION (AUGUST 22, 2007) TO MARCH 31, 2008

AND UNAUDITED TO JUNE 30, 2008, AND THE

UNAUDITED THREE MONTHS ENDED JUNE 30, 2008

(Unaudited)

Inception

Inception

(Unaudited)

(August 22, 2007)

(August 23, 2000)

Three Months Ended

to

to

June 30, 2008

March 31, 2008

June 30, 2008

REVENUE

$

--

--

$

--

EXPENSES

General and Administrative:

1,500

269

1,769

Total Expenses

1,500

269

1,769

NET LOSS

(1,500)

(269)

$

(1,769)

Basic loss per common share

(.00)

(.00)

$

(.00)

Basic weighted average number of

common shares outstanding

10,000,000

10,000,000

10,000,000

The accompanying notes are an integral part of this financial statement.

NEW MILLENNIUM PRODUCTS

[A Development Stage Company]

STATEMENT OF STOCKHOLDERS' EQUITY

FROM INCEPTION (OCTOBER 18, 2007) to MARCH 31, 2008

AND THE UNAUDITED THREE MONTHS ENDED JUNE 30, 2008

Deficit

Accumulated

During the

Common Stock

Preferred Stock

Development

Shareholders’

Shares

Amount

Shares

Amount

Stage

Equity

BALANCE,

August 22, 2007

-

$

-

-

$

-

$

-

$

-

Common stock issued for

  cash August 22, 2007

9,000,000

500

-

-

-

500

Common stock issued for

  Incorporation costs

 August 22, 2007

1,000,000

250

-

-

-

250

Net loss

-

-

-

-

(269)

(269)

BALANCE,

March 31, 2008

10,000,000

$

1

--

$

0

$

(269)

$

481

Net loss (unaudited)

--

--

--

--

(1,500)

(1,500)

BALANCE,

June 30, 2008

10,000,000

$

--

-

$

0

$

(1,769)

$

(1,019)

The accompanying notes are an integral part of this financial statement.

NEW MILLENNIUM PRODUCTS

[A Development Stage Company]

STATEMENT OF CASH FLOWS

FROM INCEPTION (AUGUST 22, 2007) TO MARCH 31, 2008 AND

(UNAUDITED) TO JUNE 30, 2008 AND

THE UNAUDITED THREE MONTHS ENDED JUNE 30, 2008

(Unaudited)

Inception

Inception

Three Months

(August 22, 2007)

(August 22, 2007)

Ended

to

to

June 30, 2008

December 31, 2007

June 30, 2008

Cash Flows from Operating Activities:

Net loss

$

(1,500)

$

(269)

$

(1,769)

Adjustments to reconcile net loss to net cash used

by operating activities:

Changes in operating assets and liabilities

--

--

--

Increase (decrease) in prepaid expenses

--

--

--

Increase in accounts payable

--

--

--

Increase in accounts payable-related party

1,500

--

1,500

Net cash used by operating activities

--

(269)

(269)

Cash Flows from Financing Activities:

Proceeds from sale of common stock

--

500

500

Shares issued for incorporation costs

--

250

250

Net cash provided by financing activities

--

750

750

Net Increase in Cash

--

481

481

Cash at Beginning of Period

481

--

--

Cash at End of Period

$

481

$

481

$

481

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:

Interest

$

--

$

--

$

--

Income taxes

$

--

$

--

$

--

Supplemental Schedule of Non-cash Investing and Financing Activities:

None

The accompanying notes are an integral part of this financial statement.

NEW MILLENNIUM PRODUCTS

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

As of and for the period inception (August 22, 2007) to March 31, 2008, the period inception (August 22, 2007) to June 30, 2008 and the unaudited three months ended June 30, 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – New Millennium Products (the “Company”) was organized under the laws of the State of Wyoming on August 22, 2007. The Company is developing products for restoration and rejuvenation of hair, skin, leather and fur.  The Company has not yet generated any revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Fiscal Year - The Company’s fiscal year-end is March 31.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Advertising Costs - Advertising costs are charged to operations when incurred.  The Company has not yet incurred any advertising costs.

Stock-Based Compensation - The Company has one stock-based employee compensation plan [See Note 2].  The Company accounts for its plan under the recognition and measurement principles of SFAS 123R, “Share Based Payment” and related Interpretations.  The Company has not issued any stock options or warrants.

Organization Costs - Organization costs, which reflect amounts expended as of December 31, 2007, were expensed as incurred.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” [See Note 3].

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” [See Note 6].

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

NEW MILLENNIUM PRODUCTS

 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Recently Enacted Accounting Standards –

In September 2007, the FASB issued Statement No. 157, “Fair Value Measurements” (FAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of FAS 157 become effective as of the beginning of our 2008 fiscal year. We are currently evaluating the impact that FAS 157 will have on our financial statements.

In September 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108), which addresses how to quantify the effect of financial statement errors. The provisions of SAB 108 become effective as of the end of our 2007 fiscal year. We do not expect the adoption of SAB 108 to have a significant impact on our financial statements.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115” (FAS 159). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparison between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and in accordance with the rules and regulations of the Securities and Exchange Commission. They may not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended March 31, 2008. The unaudited interim financial statements should be read in conjunction with those financial statements. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending March 31, 2009.

NEW MILLENNIUM PRODUCTS

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 2  - CAPITAL STOCK

Common Stock - The Company has authorized an unlimited number of shares of no par value common stock and preferred stock.  In October 2007, in connection with its organization, the Company issued 9,000,000 shares common stock for cash of $500 to one individual who is an officers/shareholder of the Company, and issued 1,000,000 shares to the officer/shareholder’s brother for incorporation expenses of $250 advanced by him.

Stock Option Plan - In October 2007, the Board of Directors adopted and the stockholders at that time approved the 2007 Stock Option Plan (“the Plan”).  The Plan provides for the granting of qualified and non-qualified stock options to purchase up to 1,000,000 shares of common stock to directors, officers, advisors and employees of the Company as well as to employees of companies that do business with the Company.  Awards under the plan will be granted as determined by the Stock Option Committee of the Board of Directors.  The Plan limits awards to directors, officers and employees to $100,000 of compensation per year.  The options will expire after 10 years or 5 years if the option holder owns at least 10% of the common stock of the Company.  The exercise price of a non-qualified option must be at least 85% of the market price.  The exercise price of a qualified option must be at least equal to the market price or 110% of the market price if the option holder owns at least 10% of the common stock of the Company.  At March 31, 2008 and June 30, 2008, no awards had been made and total awards available to be granted from the Plan amounted to 1,000,000 shares.

NOTE 3 - INCOME TAXES

At March 31, 2008 and June 30, 2008, the Company’s federal net operating loss carryforwards were approximately $269 and $1,769 for which an allowance has been recorded for the full amount due to the uncertainty of realizability.  The Company had a provision for (benefit from) income taxes of $0 for the period from August 22, 2007 through March 31, 2008 and for the three months ended June 30, 2008.

NEW MILLENNIUM PRODUCTS

[A Development Stage Company]

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES - continued

The Financial Accounting Standards Board has published FASB Interpretation 48 (FIN 48), “Accounting for Uncertainty in Income Taxes,” to address the non-comparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards No. 109 (SFAS 109), “Accounting for Income Taxes,” on the uncertainty in income taxes recognized in an enterprise’s financial statements.  Specifically, FIN 48 prescribes (a) a consistent recognition threshold and (b) a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides related guidance on derecognition, classification, interest and penalties, accounting interim periods, disclosure and transition.  To the extent interest and penalties would be assessed by taxing authorities of any underpayment of income taxes, such amounts would be accrued and classified as a component of income tax expenses on the consolidated statement of operations FIN 48 will apply to fiscal years beginning, after December 15, 2007, with earlier adoption permitted.  The Company has completed its evaluation of the effects of FIN 48 and has concluded that the adoption of FIN 48 did not impact the financial statements for the period ended March 31, 2008.

NOTE 4 – RELATED PARTY TRANSACTIONS

An officer and shareholder of the Company is providing a nominal amount of office space to the Company at no cost.

NEW MILLENNIUM PRODUCTS

[A Development Stage Company]

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company was only recently formed and has not yet been successful in establishing profitable operations.  At March 31, 2008 and June 30, 2008, the Company had an accumulated deficit during development stage of $269 and $1,769.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 – NET LOSS PER COMMON SHARE

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Shares (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of share of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from Inception (August 22, 2007) through March 31, 2008 and the three months ended June 30, 2008, the Company had no potentially dilutive securities.

NOTE 7 – LITIGATION

As of March 31, 2008 and June 30, 2008, the Company is not aware of any current or pending litigation which may affect the Company’s operations.

No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by New Millennium Products.  This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

TABLE OF CONTENTS

Page

Prospectus Summary

2

Risk Factors

3

Additional Information

4

Dividend Policy

4

Market Price of Common Stock

4

Plan of Operation

5

Business

6

Management

11

Principal Shareholders

13

Selling Stockholders

14

Plan of Distribution

21

Certain Transactions

22

Description of Securities

22

Interest of Named Experts and Counsel

23

Experts

23

Indemnification

24

Financial Statements

F-1

NEW MILLENNIUM PRODUCTS

800,000 SHARES

PROSPECTUS

August__, 2008

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NEW MILLENNIUM PRODUCTS

PART II

Item 24.

Indemnification of Directors and Officers.

New Millennium Products has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Corporation Law.  Under New Millennium Product's articles of incorporation, and as permitted under the Wyoming General Corporation Law, directors are not liable to New Millennium Products or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to New Millennium Products or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve New Millennium Products or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of New Millennium Products where indemnification will be required or permitted.  New Millennium Products is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.

Other Expenses of Issuance and Distribution. (all to be paid by New Millennium Products)

Filing fee under the Securities Act of 1933(1)

$

100.00

Printing and engraving(1)

$

300.00

Legal Fees

$

500.00

Auditing Fees(1)

$

5,000.00

Miscellaneous(1)

$

2,100.00

TOTAL

$

8,000.00

(1)

Estimates

Item 26.

Recent Sales of Unregistered Securities.

The company issued 10,000,000 shares on August 22, 2007 to 2 persons for cash of $500 and payment of incorporation expenses of $250. A  private placement of 800,000 shares at $.005 per share was effected in January  2008 to 40 persons.  No underwriter was involved. The transactions were  exempt under section 4(2) of the Securities Act of 1933 as  not involving any public solicitation or public offering.  All of the purchasers were required to sign letters regarding their investment qualifications and 10 of the purchasers were accredited investors.

Item 27.

Exhibits and Financial Schedules

3.

Certificate of Incorporation and Bylaws

3.1.

Articles of Incorporation(1)

3.3

Bylaws(1)

5.

Opinion of Hand & Hand as to legality of securities being registered.(1)

Material Contracts

10.1 Stock Option Plan.(1)

21.

Subsidiaries of the small business issuer-None.

23.

Consents of Experts and Counsel

23.1

Consent of The Blackwing Group LLC(1).

23.2

Consent of Hand & Hand included in Exhibit 5 hereto

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

(b) Financial Statement Schedules

All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)

Filed herewith.

Item 28.

Undertakings.

(a)

The undersigned small business issuer hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

(3)

File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(5) (ii) For the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ( 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)

The undersigned registrant hereby undertakes that it will:

(1)

For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

(2)

For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chapel Hill, State of North Carolina on August  28, 2008.

NEW MILLENNIUM PRODUCTS

By:

/s/ Learned J. Hand

Learned J. Hand, President (principal executive officer)

         and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on August 28, 2008.

By:/s/ Learned J. Hand

President and Chief Financial Officer Learned J. Hand

(principal executive, financial and

accounting officer)